Exhibit 2.1

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “FINTOR ASSETS, LLC”, FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF MARCH, A.D. 2021, AT 12:43 O`CLOCK P.M.

5499172 8100	Authentication: 202731456
SR# 20210908406	Date: 03-15-21
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations
Delivered 12:43 PM 03/15/2021 FILED 12:43 PM 03/15/2021	CERTIFICATE OF FORMATION
SR 20210908406 - File Number 5499172	FINTOR ASSETS, LLC

The undersigned, for the purpose of forming a limited liability company under the Delaware Limited Liability Company Act, 6 Del.§ 18 - 101, et seq. (the “Act”), as amended and supplemented, hereby adopts the following Certificate of Formation:

ARTICLE 1 - NAME

The name of the limited liability company (the “Company”) is: Fintor Assets, LLC.

ARTICLE 2 - REGISTERED OFFICE AND REGISTERED AGENT

The address, including street, number, city, and county, of the registered office of the Company in the State of Delaware is: 1209 Orange St., Corporation Trust Center, Wilmington, New Castle County, Delaware 19801. The name of the Company’s resident agent at such address is: The Corporation Trust Company.

ARTICLE 3 -SERIES

Pursuant to Section 18-215(b) of the Delaware Limited Liability Company Act (and Section 18-218(c) of the Delaware Limited Liability Company Act with respect to any registered series), notice is hereby given that the limited liability company shall be permitted to establish one or more series, which may be protected series or registered series, and whether such series is now existing or hereafter formed, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to such series shall be enforceable against the assets of such series only, and not against the assets of the limited liability company generally or any other series thereof, and, unless otherwise provided in the limited liability company agreement of the limited liability company, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the limited liability company generally or any other series thereof shall be enforceable against the assets of such series.

The undersigned hereby declares, under penalty of perjury, according to the laws of Delaware, that the foregoing is true and correct.

Dated: March 15, 2021
/s/ Farshad Yousufi
Farshad Yousufi, Organizer